SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                -----------------

                                    Form 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): December 9 1998


                          BIOSOURCE INTERNATIONAL, INC.
               (Exact Name of Registrant as Specified in Charter)


          Delaware                    000-21930                77-0340829
(State or Other Jurisdiction         (Commission             (IRS Employer
      of Incorporation)              File Number)         Identification No.)


                                 820 Flynn Road
                           Camarillo, California 93012
                    (Address of Principal Executive Offices)

                                 (805) 987-0086
                         (Registrant's Telephone Number)

ITEM 2:  ACQUISITION OR DISPOSTION OF ASSETS.

On December 9, 1998, BioSource International, Inc. ("BioSource"), pursuant to a stock purchase agreement, acquired one-hundred percent (100%) of the outstanding capital stock of Quality Controlled Biochemicals, Inc. ("QCB"), a Massachusetts corporation. QCB is a manufacturer of phosphoptides, phosphorylation state-specific antibodies, custom peptides and antibodies for academic, biotechnology and pharmaceutical research. BioSource paid approximately $13.5 million in cash to the stockholders of QCB for all of the outstanding capital stock of QCB (the "QCB Stock"). BioSource financed the acquisition of the QCB Stock by borrowing $13.0 million pursuant to a newly established credit facility with Union Bank of California. The remaining $500,000 of the purchase price was paid with cash held by the Company.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


December 24, 1998                           BIOSOURCE INTERNATIONAL, INC.



                                            By: /S/  JAMES CHAMBERLAIN
                                                -------------------------------
                                                 James Chamberlain
                                                 Chief Executive Officer

                                  EXHIBIT INDEX
                                  -------------

Exhibits                                                          Page Number
--------                                                          -----------

(a)  Financial Statements of QCB*

(b)  Pro Forma Financial Information*

------------------------------------------------------------------------------
* To be filed no later than February 6, 1998